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                                                                   EXHIBIT 23.01


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-33880, 333-63783 and 333-13973 on Form S-8 and Registration Statement Nos. 333-83585 and 333-13977 on Form S-3 of our reports dated June 20, 2006, relating to the consolidated financial statements of Benihana Inc. and subsidiaries (the "Company") and management's report on the effectiveness of internal control over financial reporting incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended March 26, 2006.

Deloitte & Touche LLP

Fort Lauderdale, Florida
June 23, 2006